Exhibit 99.03

American Liberty Petroleum Corp. 11251 Richmond Avenue, Suite F101, Houston, Texas 77082 http://americanlibertypetroleum.com - 281- 600 -6000

Wednesday, October 1 st , 2014

Steven Scott

CEO

Avant Diagnostics Inc.

8561 East Anderson Drive, Suite 104

Scottsdale, AZ 85255

RE:       Amended #1 to the Letter of Intent to purchase Avant Diagnostics Inc. by American Liberty Petroleum Corp.

Mr. Scott,

This documents amends the Letter of Intent signed between American Liberty Petroleum Corp., a publicly traded Nevada corporation in good standing, with headquarters at 11251 Richmond Avenue, Suite F101, Houston, Texas 77082 ("BUYER"), and Avant Diagnostics Inc., a Nevada corporation in good standing with headquarters at 8561 East Anderson Drive, Suite 104, Scottsdale, AZ 85255 ("ACQUISITION" ). The amendment is as follows:

•	Paragraph (l)(a) is amended as follows:

"A closing date of no later than October 31 st , 2014 or thirty one (31) days following the signing of this amendment to the LOI, whichever is later ("CLOSING DATE"), but will be effective as of October l st , 2014 ("EFFECTIVE DATE")."

•	Paragraph (l)(b) is amended as follows:

"Closing of the ACQUISITION is predicated upon the results of due diligence of ACQUISITION to BUYER's satisfaction, which will be completed no later than the CLOSING DATE. SELLER will engage of PCAOB auditor and provide a PCAOB audit to BUYER as part of due diligence."

AGREED:

/s/ Robert C. Rhodes	October 1 st , 2014
Robert C. Rhodes	Date
CEO, President of American Liberty Petroleum Corp.

/s/ Steven Scott	October 1 st , 2014
Steven Scott	Date
President of Avant Diagnostics Inc.